BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of July 3, 2013, by and between TRANSWITCH CORPORATION (“Borrower”) and Bridge Bank, National Association (“Lender”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated April 4, 2011 by and between Borrower and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.            DESCRIPTION OF CHANGE IN TERMS.

              A.             Modification(s) to Business Financing Agreement:

i)	The following subsection is hereby inserted into Section 2.2 entitled “Fees”:

(f)	Fee in Lieu of Warrant. Borrower shall pay to Lender the Fee in Lieu of Warrant as follows: (i) $25,000 due upon execution of the Business Financing Modification Agreement dated July 3, 2013, and (ii) $50,000 due upon the earliest of (x) the sale of substantially all of the assets of Borrower, (y) receipt of the Initial Cash Infusion, or (z) termination of this Business Financing Agreement.

ii)	The following subsection of Section 4.8 is hereby amended as follows:

(a)	Within 90 days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

iii)	Section 4.9 is hereby amended as follows:

4.9	Maintain all depository and operating accounts with Lender and, in the case of any investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such deposit account pursuant to documentation acceptable to Lender.

iv)	Section 4.11 is hereby amended in its entirety as follows:

4.11	Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)                 Asset Coverage Ratio as follows: (i) 1.50 to 1.00 for the periods ending June 30, 2013 and July 31, 2013, and (ii) 2.00 to 1.00 for the period ending August 31, 2013, and for each month thereafter.

(b)                 Revenues and net income/net loss shall not negatively deviate by more than 25% of Borrower’s projected revenues and net income/net loss, to be measured quarterly, beginning with the quarter ending September 30, 2013. Lender agrees that the initial evaluation will be made with the board-approved projections provided to Lender on May 17, 2013.

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(c)                 On or before August 15, 2013, Borrower shall raise at least $2,500,000 in equity or subordinated debt, from new or existing investors (“Initial Cash Infusion”), and on or before December 31, 2013, Borrower shall raise at least $2,500,000 in additional equity or subordinated debt from new or existing investors (the “Additional Cash Infusion”).

v)	The following defined terms in Section 12.1 entitled “Definitions” are hereby added, amended, or restated as follows:

“Due Diligence Fee” means a payment of an annual fee equal to $600, due upon each anniversary of the Business Financing Agreement so long as any Advance is outstanding or available hereunder.

“Fee in Lieu of Warrant” means a payment of a fee equal to $75,000.

“Finance Charge Percentage” means a rate per year equal to the Prime Rate plus 1.75 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Maintenance Fee” means the amount equal to 0.25 percentage points per month of the ending daily Account Balance for the relevant period.

“Maturity Date” means July 3, 2014, or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

vi)	The following clause to subsection (j) of the defined term “Eligible Receivable” in Section 12.1 entitled “Definitions” is hereby amended as follows:

(i) the Receivable is not paid within 90 days from its invoice date;

3.            CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.            PAYMENT OF FEES. Borrower shall pay Lender the Facility Fee in the amount of $50,000, the Due Diligence Fee in the amount of $600, and the first installment of the Fee in Lieu of Warrant in the amount of $25,000, plus all out-of-pocket expenses.

5.            NO DEFENSES OF BORROWER/GENERAL Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6.            CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.            CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Facility Fee, the Due Diligence Fee, and the first installment of the Fee in Lieu of Warrant.

8.            NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.            COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

TRANSWITCH CORPORATION		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Bosi	By:	/s/ Anthony Crisci

Name:	Robert Bosi	Name:	Anthony Crisci

Title:	Chief Financial Officer	Title:	Vice President

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